SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2002

Dynamic Health Products, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of	(File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12399 Belcher Road South, Suite 160
Largo, Florida		33773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 324-6667

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On October 10, 2002, the Board of Directors of Dynamic Health Products, Inc. (the “Company”), a Florida corporation, approved the declaration of a dividend distribution to holders of record of its issued and outstanding common shares as of October 10, 2002, in the form of approximately 1,933,000 shares of DrugMax, Inc., a Nevada Corporation, which the Company owned. The payment rate was .626882 shares of DrugMax, Inc. common stock for each share of the Company’s common stock held on October 10, 2002. The Company only distributed whole shares and any fractional shares to which shareholders would otherwise be entitled were rounded down to the nearest whole share.

On November 22, 2002, the Company distributed 1,933,000 shares of DrugMax, Inc. common stock to its shareholders.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(b)    Pro forma financial information required pursuant to Article 11 of Regulation S-X:

As of the date of the filing of this current report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after the date that this Form 8-K was required to be filed.

(c)    Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

Exhibits

99    Audited Financial Statements of Dynamic Health Products, Inc. as of March 31, 2002.(1)

(1)	Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, file number 0-23031, filed in Washington, D.C. on June 28, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: November 26, 2002	/s/ Cani I. Shuman
Cani I. Shuman, Chief Financial Officer

2